Exhibit 99.1

Star Scientific Announces Corporate Name Change to Rock Creek Pharmaceuticals

GLEN ALLEN, Va. June 02, 2014 /PRNewswire/ -- Star Scientific, Inc. (NASDAQ: STSI) announced that the Company will formally change its corporate name to Rock Creek Pharmaceuticals, Inc. effective June 4, 2014, with a new ticker symbol of “RCPI” to begin trading on the NASDAQ effective June 4, 2014. A new corporate website will also be available June 4, 2014, with an address of www.rockcreekpharma.com. Effective upon the change of the Company’s name, the Company’s headquarters will thereafter be located at 2040 Whitfield Avenue, Suite 300, Sarasota, Florida 34243.

In December 2013, Star Scientific shareholders approved a corporate transition to include a change in the composition of the Company’s board of directors, the appointment of a new team of executive officers, and a corporate name change as the Company embarks upon a new strategic direction of pharmaceutical development.

Michael J. Mullan MBBS (MD) PhD, Rock Creek Pharmaceutical’s Chairman and CEO, said, “Although there is a great deal of work to do, we are pleased with our current progress for executing our drug development plan. Our corporate name change and rebranding is an important part of our new focus and repositioning as a dedicated biopharmaceutical entity.”

Chris Chapman, MD, Rock Creek Pharmaceutical’s President, commented, “Over the last 25 years of my career, I have worked with hundreds of different drugs and compounds, with numerous pharmaceutical and biotech companies, through various stages of regulatory discovery, development and approval. I am thrilled that the Company has reached this moment of transition.”

Certain statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "projects" and similar expressions. The statements in this release are based upon the current beliefs and expectations of our company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including, but not limited to, results of clinical trials and/or other studies, the challenges inherent in new product development initiatives, including the continued development and market acceptance of our nutraceutical dietary supplements products, the effect of any competitive products, our ability to license and protect our intellectual property, our ability to raise additional capital in the future that is necessary to maintain our business, changes in government policy and/or regulation, potential litigation by or against us, any governmental review of our products or practices and the outcome of the ongoing investigations as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our annual report on Form 10-K for the fiscal year ended December 31, 2013 filed on March 17, 2014. We undertake no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

About Star Scientific

Star Scientific, Inc., now known as Rock Creek Pharmaceuticals, Inc. is a technology oriented company principally focused on the discovery, development and commercialization of new drugs, formulations and compounds that provide therapies for inflammatory conditions, clinical immunology, neurological disease and behavioral health. Additionally, Star Scientific is engaged in the manufacturing and sale of nutraceutical dietary supplements designed to promote maintenance of a healthy metabolism and lifestyle.

For more information, visit: http://www.starscientific.com

CONTACT:

Ted Jenkins
Vice President, Corporate Strategy, Development, Investor Relations
Rock Creek Pharmaceuticals
tjenkins@rockcreekpharma.com